Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “GUIDED THERAPEUTICS, INC.”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF NOVEMBER, A.D. 2018, AT 8:31 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
[Seal of Secretary’s Office Delaware]
2313878 8100
SR# 20187510979		Authentication: 203850146
Date: 11-07-18
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF GUIDED THERAPEUTICS, INC.

The undersigned, for the purposes of amending the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) of Guided Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporations for consideration thereof. The resolutions setting forth the proposed amendments is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the first paragraph of the Article thereof numbered “Article IV,” as follows

“The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Corporation is authorized to issue is 3,005,000,000 shares. The number of shares of Common Stock authorized is 3,000,000,000. The number of shares of Preferred Stock authorized is 5,000,000.”

SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have voted in favor of said amendment at a duly convened meeting of the stockholders of the Corporation.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this day of November 6, 2018.

GUIDED THERAPEUTICS, INC.

By:	/s/ Gene S. Cartwright, Ph.D.
Name: Gene S. Cartwright, Ph.D.
Title: Chief Executive Officer and President, Director

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:31 AM 11/07/2018
FILED 08:31 AM 11/07/2018
SR 20187510979 - File Number 2313878